Exhibit 5.1

[VINSON & ELKINS LOGO APPEARS HERE]

June 10, 2009

BreitBurn Energy Partners L.P.

515 South Flower Street, Suite 4800

Los Angeles, California 90071

Ladies and Gentlemen:

We have acted as counsel to BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), BreitBurn Finance Corporation, a Delaware corporation (“Finance Corp”), and certain other subsidiaries of the Partnership with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership and Finance Corp under the Securities Act of 1933, as amended (the “Securities Act”), respecting the offer from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 of:

(i)	common units representing limited partner interests in the Partnership (the “Common Units”);

(ii)	preferred units representing limited partner interests in the Partnership (the “Preferred Units,” and together with the Common Units the “Units”);

(iii)	options to purchase Units or Debt Securities (as defined below) (the “Options”);

(iv)	warrants to purchase Units or Debt Securities (the “Warrants”);

(v)	rights to purchase Units or Debt Securities (the “Rights,” and together with the Options and Warrants the “Subscription Securities”);

(vi)	debt securities, which may be co-issued by Finance Corp, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(vii)	guarantees (the “Guarantees”) of the Debt Securities by BreitBurn Operating GP, LLC, a Delaware limited liability company, and BreitBurn Operating L.P., a Delaware limited partnership (collectively, the “Subsidiary Guarantors”).

The Units, Subscription Securities, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit.

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In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) the form of senior indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iii) the form of subordinated indenture (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, (iv) the Partnership’s First Amended and Restated Agreement of Limited Partnership and Amendment No. 1 and Amendment No. 2 thereto (as so amended, the “Partnership Agreement”), (v) the Partnership’s Certificate of Limited Partnership, (vi) the certificates of incorporation, bylaws, limited liability company agreements, limited partnership agreements and other formation documents and agreements, as applicable, of Finance Corp and the Subsidiary Guarantors and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (v) all Securities and, if applicable, any related guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement to the Prospectus; (vi) one or more Prospectus Supplements to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (vii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (ix) a definitive option agreement, warrant agreement, right agreement or similar agreement with respect to any Subscription Securities will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; (x) any securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (xi) the form and terms of any Preferred Units, Debt Securities, Guarantees and Subscription Securities, the issuance, sale and delivery thereof by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; and (xii) the certificates for the Common Units will conform to the specimens thereof

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examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

1.	With respect to the Units, when (i) the Partnership has taken all necessary action to approve the issuance and terms of such Units, the terms of the offering and related matters and (ii) the Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration therefor provided for therein, then the Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Section 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) and as described in the Prospectus).

2.	With respect to Subscription Securities, when (i) the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable option agreement, warrant agreement, right agreement or similar agreement approved by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, and upon payment of any consideration therefor provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, then the Subscription Securities will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

3.

With respect to the Debt Securities and Guarantees, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, upon payment of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the

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Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, enforceable against the Partnership, Finance Corp and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

The opinions expressed herein are qualified in the following respects:

A. We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

B. This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.
VINSON & ELKINS L.L.P.